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                                                                    EXHIBIT 23.2

                          CONSENT OF DELOITTE & TOUCHE

       We consent to the incorporation by reference in this registration statement of M&T Bank Corporation on Form S-4 of our report dated January 27, 2000, relating to the financial statements of Premier National Bancorp, Inc., appearing in and incorporated by reference in the Annual Report on Form 10-K of Premier National Bancorp, Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in this Proxy Statement-Prospectus, which is part of this registration statement.





                                        DELOITTE & TOUCHE

                                        Stamford, Connecticut

                                        October 27, 2000


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                          CONSENT OF DELOITTE & TOUCHE

       We consent to the incorporation by reference in this registration statement of M&T Bank Corporation on Form S-4 of our report on management's assertion that Premier National Bancorp, Inc. maintained effective internal control over financial reporting, including safeguarding of assets, dated January 27, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of Premier National Bancorp, Inc. for the year ended December 31, 1999.





                                        DELOITTE & TOUCHE

                                        Stamford, Connecticut

                                        October 27, 2000